UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to SECTION 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2008

Dyadic International, Inc.
(Exact name of registrant as specified in its charter)

Delaware                          333-102629      45-0486747
(State or other jurisdiction of incorporation)          (Commission File Number)             (IRS Employer Identification No.)

140 Intracoastal Pointe Drive, Suite 404
    Jupiter, Florida  33477
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 743-8333

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The shares of common stock of Dyadic International, Inc. (the "Company") have been delisted by the American Stock Exchange ("AMEX").  As a result of AMEX's application filed with the Securities and Exchange Commission (the "SEC") on January 30, 2008 to deregister the Company's shares, the Company's common stock will automatically be deregistered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), effective April 29, 2008.

Item 8.01.   Other Events.

On March 4, 2008, the Company issued a press release providing certain information, in a "Question & Answer" format, concerning the previously disclosed alleged fraudulent and improper activities at the Company's Asian operations, the investigation of these activities conducted by Moscowitz & Moscowitz, P.A. ("Moscowitz & Moscowitz"), special counsel to the Audit Committee of the Company's Board of Directors (the "Audit Committee"), and certain related and other matters.  A copy of the press release is attached hereto as Exhibit 99.2 and is hereby incorporated by reference in this Item 8.01.

The independent report prepared and presented by Moscowitz & Moscowitz to the Audit Committee of its findings and conclusions concerning the investigation is available in its entirety (with exhibits) on the Company's website, at www.dyadic.com, and is attached hereto (without exhibits) as Exhibit 99.1.

The Company has checked the appropriate box on the cover page of this Current Report on Form 8-K (this "8-K Filing"), in order  simultaneously to satisfy the Company's filing obligation, if any, under the provisions regarding soliciting material pursuant to Rule 14a-12 under the Exchange Act.  In this connection, the Company notes that certain information included in this 8-K Filing and the exhibits hereto may be deemed to be solicitation material in respect of the election of certain persons who may be nominated for reelection or to replace certain of the Company's directors whose terms have expired.  If the Company remains subject to the proxy rules of the SEC at the time any forms of proxy, consent or authorization are furnished by the Company to stockholders, such forms of proxy, consent or authorization will be accompanied by a definitive proxy statement and/or related materials.  STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ANY SUCH PROXY STATEMENT WHEN AND IF IT BECOMES AVAILABLE SINCE IT WILL CONTAIN IMPORTANT INFORMATION.  Investors and stockholders will be able to obtain such proxy statement/materials, and any other relevant documents, when and if filed with the SEC free of charge at the SEC's website, located at http://www.sec.gov, and the Company's stockholders will receive copies of such documents at an appropriate time from the Company free of charge.  The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company's stockholders in respect of the election of certain persons who may be nominated for reelection or to replace certain of the Company's directors whose terms have expired.  Information regarding the directors and executive officers of the Company is set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006, which was filed with the SEC on April 2, 2007, and Current Reports on Form 8-K subsequently filed with the SEC on April 25, 2007, June 1, 2007, July 9, 2007, September 24, 2007, October 1, 2007, October 24, 2007 and November 19, 2007.  This communication does not constitute a request for a proxy.  THIS DISCLAIMER SHALL NOT BE CONSTRUED AS AN ADMISSION BY THE COMPANY THAT THIS COMMUNICATION (OR ANY PORTION OF IT) CONSTITUTES SOLICITATION MATERIAL OR THAT THIS COMMUNICATION (OR ANY PORTION OF IT) IS BEING FURNISHED TO SECURITY HOLDERS UNDER CIRCUMSTANCES CALCULATED TO RESULT IN THE PROCUREMENT, WITHHOLDING OR REVOCATION OF A PROXY OR VOTE ON ANY MATTER.

Item 9.01. Financial Statements and Exhibits.

(c) The following exhibits are filed with this report:

Exhibit Number	Description of Exhibit
23.1	Consent of Moscowitz & Moscowitz, P.A.
99.1	Report of Internal Investigation to the Audit Committee of the Board of Directors of Dyadic International, Inc., dated August 15, 2007, prepared and presented by Moscowitz & Moscowitz, P.A.
99.2	Press Release of Dyadic International, Inc. dated March 4, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYADIC INTERNATIONAL, INC.

Date: March 4, 2008     By:  /s/ Lisa De La Pointe___
Name: Lisa De La Pointe
Title:	Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit Number	Description of Exhibit
23.1	Consent of Moscowitz & Moscowitz, P.A.
99.1	Report of Internal Investigation to the Audit Committee of the Board of Directors of Dyadic International, Inc., dated August 15, 2007, prepared and presented by Moscowitz & Moscowitz, P.A.
99.2	Press Release of Dyadic International, Inc. dated March 4, 2008